EXHIBIT 24

MILACRON INC.
POWER OF ATTORNEY

Know all men by these presents that each of the undersigned directors and officers of Milacron Inc., a Delaware corporation, which is preparing to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a registration statement for the registration of common shares of Milacron Inc., par value $1.00 per share ("Common Shares") for purposes of the Plan for the Deferral of Director's Compensation, hereby constitutes and appoints Ronald D. Brown, Robert P. Lienesch, and Hugh C. O'Donnell, and each of them, his/her true and lawful attorney-in-fact and agent, with full power to act without the others, for him/her and in his/her name, place and stead, in any and all capacities, to sign said registration statement which is about to be filed and any and all subsequent effective and post-effective amendments to said registration statement with full power where appropriate to affix the corporate seal of Milacron Inc. thereto and to attest said seal and to file said registration statement and each subsequent amendment so signed, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, and to appear before the Securities and Exchange Commission in connection with any matter relating to said registration statement and any and all subsequent amendments, thereby granting said attorneys-in-fact and agents, and each of them full power and authority to do and perform any and all acts and things requisite and necessary to be done as he/she might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney on the date set forth beside his/her name.

/s/ Ronald D. Brown	11/08/01	/s/ James E. Perrella	11/8/01

Ronald D. Brown, Chairman, President and Chief Executive Officer and Director	Date	James E. Perrella, Director	Date

/s/ Darryl F. Allen	11/8/01	/s/ Joseph A. Pichler	11/8/01

Darryl F. Allen, Director	Date	Joseph A. Pichler, Director	Date

/s/ David L. Burner	11/8/01	/s/ Joseph A. Steger	11/8/01

David L. Burner, Director	Date	Joseph A. Steger, Director	Date

/s/ Barbara Hackman Franklin	11/8/01	/s/ Harry C. Stonecipher	11/8/01

Barbara Hackman Franklin, Director	Date	Harry C. Stonecipher, Director	Date

/s/ Harry A. Hammerly	11/8/01	/s/ Robert P. Lienesch	11/8/01

Harry A. Hammerly, Director	Date	Robert P. Lienesch Vice President-Finance and Chief Financial Officer	Date

/s/ Daniel J. Meyer	11/8/01	/s/ Jerome L. Fedders	11/8/01

Daniel J. Meyer, Director	Date	Jerome L. Fedders Controller	Date